UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 5, 2014
Date of Report (Date of earliest event reported)
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FEI COMPANY
(Exact name of registrant as specified in its charter)
 _____________________________________________

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)
(503) 726-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 _____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Consistent with our previously announced plans to look for opportunities for improved efficiencies in the overall organization, FEI Company has begun implementing a resource realignment plan that will cause us to incur expenses during the remainder of 2014.  The initial actions under the realignment plan are expected to occur immediately and to continue through 2014.  We are pursuing the realignment plan with the goal of improving the efficiency of our operations by eliminating redundancies in sites and personnel resulting from recent acquisitions and expansion activities.  Through shifting of resources to growing regions, such as Asia, and potential growth markets, such as structural biology, oil and gas, near-line semiconductor processing and metals research, we expect the realignment plan to better position us to pursue our growth strategy.  The activities to be undertaken under the realignment plan include consolidation of our three Australia sites in Canberra; closure of our facility in Delmont, Pennsylvania and relocation of the operations to our new facility in the Czech Republic; relocation of the Japan demonstration facility to our Shanghai facility; and selective reductions in staffing, relocations and compensation adjustments related to these activities and other realignment of management resources.

We estimate that FEI will incur between $17 million and $21 million of charges in connection with the realignment plan, most of which are expected to be future cash expenditures.  We expect these charges to occur in the second, third and fourth quarters of 2014.  These actions are expected to generate cost reductions beginning in 2015.

The estimated costs associated with the realignment plan are in addition to the approximately $3 million of costs we expect to incur in the second half of 2014 related to relocation to our new leased facility in the Czech Republic and related exit costs, which costs have previously been disclosed.

This Current Report on Form 8-K contains forward-looking statements that include expectations about the Company’s intended consolidation of its sites in Australia, relocation of the Delmont operations and the Japan demonstration facility, anticipated reductions in staffing, employee relocations and compensation adjustments, the timing and costs of such activities and the impact of the realignment plan, including expected future cost reductions, related efficiencies and impact on the Company’s growth strategy and anticipated growth markets. Factors that could affect these forward-looking statements include, but are not limited to, potential delays in implementing or failure to implement the planned organizational changes, failure to achieve the expected organizational efficiencies, additional costs incurred in effecting the organizational changes, delays or other problems arising from the planned reductions in force, unanticipated additional hiring that may reduce expected organizational efficiencies, and failure to execute the Company’s growth strategy. Please also refer to the Company’s Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for other risk factors in the Company’s business. Such forward-looking statements speak only as of the date of this report. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Senior Vice President, General Counsel and Secretary
Date: June 5, 2014